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                                                                   EXHIBIT 10.22

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                                               INVESTMENT NUMBERS 8354 and 10458


                                   Amendment
                                      to
                             Amended and Restated
                             Investment Agreement

                                     among

                               MSF HOLDING LTD.,

                         MEDICAL SYSTEMS FINANCE S.A.,

                                 ESTOLUR S.A,

                       HEALTHCARE SYSTEMS FINANCE S.A.,

                            MSF/HSF ARGENTINA S.A.,

                                      and

                       INTERNATIONAL FINANCE CORPORATION



                              Dated June 28, 2001

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                                  AMENDMENT TO
                              AMENDED AND RESTATED
                              INVESTMENT AGREEMENT


     AGREEMENT, dated June 28, 2001, among MSF HOLDING LTD., a company organized and existing under the laws of the Commonwealth of the Bahamas ("MSF Holding"), MEDICAL SYSTEMS FINANCE S.A. ("MSF"), ESTOLUR S.A. ("Estolur"), HEALTHCARE SYSTEMS FINANCE S.A. ("HSF"), each of them a sociedad anonima, organized and
                                             -------- -------
existing under the laws of Uruguay, and MSF/HSF ARGENTINA S.A., a sociedad
                                                                  --------
anonima organized and existing under the laws of Argentina, formerly known as
-------
Sistemas Financieros S.A. and as MSF Argentina S.A. ("MSF Argentina"), and INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries ("IFC").

     WHEREAS:

     (A) Pursuant to an Amended and Restated Investment Agreement dated April 27, 1998, as amended and restated as of September 29, 1998 and as further amended (as amended from time to time, the "Investment Agreement") among the parties hereto, IFC has made a loan to the Co-Borrowers (as such term and other terms used herein are defined in Section 1) in the aggregate principal amount of up to fifty-five million Dollars ($55,000,000).

     (B) IFC and the Co-Borrowers have agreed to amend the Investment Agreement as provided herein.

     NOW, THEREFORE, the parties agree as follows:

     Section 1. Definitions. All capitalized terms used in this Agreement (including the preamble and recitals) and not otherwise defined herein, unless the context otherwise requires, have the respective meanings given to such terms in the Investment Agreement.

     Section 2.  Amendments to the Investment Agreement.

     (a) Section 1.01 of the Investment Agreement is amended by inserting in such section in alphabetical order the following additional definitions:
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                                       2

          "Contract Repurchase Guarantee Agreement" an agreement among DVI Financial, Oferil and the Co-Borrowers, in form and substance acceptable to IFC,
(i) obligating Oferil to purchase Defaulted Receivables in an amount in each fiscal Year at least equal to the difference between two percent (2%) of Net Financed Assets and the amount of the Lease/Loan Loss Reserve at a price equal to the amount of such Defaulted Receivables and (ii) providing for the payment for each Defaulted Receivable purchased by the reduction of the principal amount of the loans outstanding under the Stand-by Loan Facility Agreement by the amount of such Defaulted Receivable;

          "Defaulted Receivable" any Lease/Loan Receivable in respect of which any amount is due and unpaid for one hundred eighty-one (181) days or more;

     (b) Section 1.02 of the Investment Agreement is amended by inserting in such section in alphabetical order the following additional definition:

          "Debt to Equity Ratio" the result obtained by dividing Debt by Shareholders' Equity;

     (c) Section 3.07(a)(i) of the Investment Agreement is amended to reach as follows:

          (i) the Co-Borrowers simultaneously pay all accrued interest and Maintenance Amount (if any) on the amount of the Loan to be prepaid together with (A) a prepayment premium in an amount equal to one and one-half percent (1.5%) of the amount of the Loan being prepaid and (B) all other amounts then due and payable under this Agreement.

     (d) Section 7.02(b) of the Investment Agreement is amended to read as follows:

          (b) cause the Eligible Co-Borrowers to maintain on a consolidated basis a diversified vendor portfolio, with no single vendor
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     providing more than (i) 50% of the equipment financed pursuant to Eligible
     Leases/Loans in the MSF Portfolio from July 1, 2002 through June 30, 2003, and (ii) 40% of such equipment thereafter;

     (e) Section 7.03(b) of the Investment Agreement is amended to read as follows:

          (b) maintain, on an aggregate basis, a diversified vendor lease portfolio, with no single vendor representing more than (i) fifty percent (50%) of the equipment financed pursuant to Eligible Leases/Loans in the MSF Portfolio from July 1, 2002 through June 30, 2003, and (ii) forty percent (40%) of such equipment thereafter;

     (f) Section 7.02(c) of the Investment Agreement is amended to read as follows:

          (c) maintain a Lease/Loan Loss Reserve of at least (i) one percent (1%) of Net Financed Assets during Fiscal Year 1999, (ii) one and one-half percent (1.5%) of Net Financed Assets during Fiscal Year 2000, and (iii) two percent (2%) of Net Financed Assets in Fiscal Year 2001 and thereafter; provided, that in Fiscal Year 2001 and thereafter, MSF Holding may maintain a Lease/Loan Loss Reserve of at least one-half percent (0.5%) of Net Financed Assets if (A) the Contract Repurchase Guarantee Agreement is in full force and effect, (B) in each such Fiscal Year, Oferil has purchased from the Eligible Co-Borrowers pursuant to the Contract Repurchase Guarantee Agreement an amount of Defaulted Receivables at least equal to the difference between two percent (2%) of Net Financed Assets and the amount of the Lease/Loan Loss Reserve, each Defaulted Receivable so purchased has been paid for by the reduction of the principal amount of the loans outstanding under the Stand-by Loan Facility Agreement by the amount of such Defaulted Receivable, and DVI Financial has delivered to the Co-Borrowers evidence of the satisfaction of the loans so canceled, (C) the amount of loans outstanding under the Stand-by Loan Facility Agreement after giving effect to any repurchase of and payment for Defaulted Receivables is at least equal to the difference between two percent (2%) of Net Financed Assets and the amount of the Lease/Loan Loss Reserve, and (D) and all loans outstanding under the Stand-by Loan Facility Agreement are subordinated on terms acceptable to IFC to all amounts payable under this Agreement;

     (g) Section 7.03(c) of the Investment Agreement is amended to read as follows:

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                                       4

          (c) maintain, on an aggregate basis, a Lease/Loan Loss Reserve of at least (i) one percent (1%) of Net Financed Assets during Fiscal Year 1999,
     (ii) one and one half percent (1.5%) of Net Financed Assets during Fiscal Year 2000, and (iii) two percent (2.0%) of Net Financed Assets in Fiscal Year 2001 and thereafter; provided, that in Fiscal Year 2001 and thereafter, the Eligible Co-Borrowers may maintain on an aggregate basis a Lease/Loan/Loss Reserve of at least one-half percent (0.5%) of Net Financed Assets if (A) the Contract Repurchase Guarantee Agreement is in full force and effect, (B) in each Fiscal Year, Oferil has repurchased from the Eligible Co-Borrowers pursuant to the Contract Repurchase Guarantee Agreement an amount of Defaulted Receivables at least equal to the difference between two percent (2%) of Net Financed Assets and the amount of the Lease/Loan Loss Reserve, each Defaulted Receivable so purchased has been paid for by the reduction of the principal amount of the loans outstanding under the Stand-by Loan Facility Agreement by the amount of such Defaulted Receivable, and DVI Financial has delivered to the Co-Borrowers evidence of the satisfaction of the loans so canceled, (C) the amount of loans outstanding under the Stand-by Loan Facility Agreement after giving effect to any repurchase of and payment for Defaulted Receivables is at least equal to the difference between two percent (2%) of Net Financed Assets and the amount of the Lease/Loan Loss Reserve, and (D) all loans outstanding under the Stand-by Loan Facility Agreement are subordinated on terms acceptable to IFC to all amounts payable under this Agreement; and

     (h) Section 7.04(a) of the Investment Agreement is amended to read as follows:

          Section 7.04. Negative Covenants. Unless IFC otherwise agrees, each of the Co-Borrowers shall not:

     (a)  incur, assume or permit to exist any indebtedness except:

          (i)    the Loan;

          (ii)   the FMO Loan;

          (iii) that part of Short-term Debt which is Indebtedness for Money Borrowed incurred from commercial and/or investment banks in the ordinary course of business, not exceeding at any one time outstanding the equivalent of
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                 twenty percent (20%) of the sum of (A) the aggregate principal amount of Eligible Leases/Loans in the MSF Portfolio plus (B) the value of the Cash Collateral pledged to IFC and FMO under the Trustee Account and Security Agreement and in which IFC and FMO have perfected and registered first priority security interests;

          (iv)   other loans contemplated in the Financial Plan; and

          (v) additional Debt which would not result in the Debt to Equity Ratio exceeding 8:1; provided, that, at the time of incurring such Debt, and after giving effect to the incurrence of such Debt, no Event of Default or Potential Event of Default has occurred and is continuing and that such additional Debt is not secured by any assets comprising the IFC/FMO Security;

     Section 3.  Miscellaneous.

     (a) Each of the Co-Borrowers agrees to deliver to IFC such opinions of counsel as it may reasonably request with respect to this Agreement.

     (b) All references in the Investment Agreement to "this Agreement", "herein", "hereof", "hereunder", "hereto" or expressions of like meaning shall be references to the Investment Agreement, as amended by this Agreement.

     (c) Except as amended hereby, the Investment Agreement shall remain in full force and effect.

     (d) Each of the Co-Borrowers hereby restates, as if set forth herein at length, and confirms, as of the date hereof, the representations and warranties made by it in Article V of the Investment Agreement.

     (e) The Co-Borrowers shall pay to IFC or as IFC may direct the reasonable fees and expenses of IFC's counsel in New York, the Bahamas, Uruguay, Argentina, Mexico and elsewhere incurred in connection with (i) the preparation and/or review, execution and, where appropriate, translation and registration of this Agreement, and any other documents related to this Agreement; and (ii) the giving of any legal opinions required by IFC in connection herewith.
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     (f) This Agreement is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America.

     (g) This Agreement may be executed in several counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties to this Amendment have caused this Agreement to be duly executed as of the date first above written.

                              MSF HOLDING LTD.



                              By: _____________________________
                                  Name:
                                  Authorized Representative



                              MEDICAL SYSTEMS FINANCE S.A.



                              By: _____________________________
                                  Name:
                                  Authorized Representative



                              ESTOLUR S.A.



                              By: _____________________________
                                  Name:
                                  Authorized Representative


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                                       7

                              HEALTHCARE SYSTEMS FINANCE S.A.



                              By: _________________________________
                                  Name:
                                  Authorized Representative



                              MSF/HSF ARGENTINA S.A.



                              By: _________________________________
                                  Name:
                                  Authorized Representative


                              INTERNATIONAL FINANCE CORPORATION



                              By: _________________________________
                                  Name:
                                  Authorized Representative